Exhibit 99.1

For Immediate Release

GREEN MOUNTAIN COFFEE ROASTERS, INC. CONFIRMS $30.00 PER SHARE CASH

PROPOSAL TO ACQUIRE DIEDRICH COFFEE

Waterbury, VT – November 23, 2009 – Green Mountain Coffee Roasters, Inc. (NASDAQ: GMCR) (“GMCR”) today confirmed that it has submitted a proposal to acquire Diedrich Coffee, Inc. (NASDAQ: DDRX) (“Diedrich”) for $30.00 per share in cash pursuant to a cash tender offer, in a transaction with a total enterprise value of approximately $247 million. Separately, today Diedrich announced that the Board of Directors of Diedrich had determined that the GMCR offer constituted a superior proposal, as defined in the existing merger agreement between Diedrich and Peet’s Coffee & Tea, Inc. (NASDAQ: PEET) (“Peet’s”), to the November 2, 2009 Peet’s proposal. Diedrich also announced today that it has received a revised offer from Peet’s.

Under the terms of GMCR’s proposal, GMCR will acquire all of the outstanding shares of Diedrich common stock for $30.00 per share in cash, with no financing and no due diligence contingencies. GMCR intends to fully finance this transaction through cash on hand and GMCR’s existing bank lines of credit. This offer represents a 47% premium to the closing market price of Diedrich common stock on November 2, 2009, the last trading day prior to the public announcement of a proposed merger agreement between Diedrich and Peet’s, and a 15% premium over the original cash and stock proposal from Peet’s. GMCR anticipates that this transaction will be neutral to slightly accretive within the first twelve months following the close, excluding one-time transaction expenses, and accretive thereafter.

Lawrence J. Blanford, President and Chief Executive Officer of GMCR, said, “We are pleased that Diedrich’s Board of Directors determined that our all-cash offer constituted a superior proposal to Peet’s November 2, 2009 proposal. We believe our offer provides Diedrich shareholders with a substantial all-cash premium as well as greater value and greater certainty than the cash and stock proposal from Peet’s. We remain committed to this strategic combination.”

Blanford continued, “We believe the combination with Diedrich provides significant growth opportunities and further advances GMCR’s objective of becoming a leader in the highly fragmented and competitive coffee and coffee maker businesses. This transaction will build upon the success of GMCR’s family of brands across North America by enhancing our brand differentiation with an expanded portfolio of fast-growing consumer offerings, and by taking advantage of manufacturing, distribution and duplication of public company cost synergies.

“Diedrich's has three coffee brand platforms which will be complementary to GMCR's brands: Diedrich, Gloria Jean’s, and Coffee People. The Diedrich brand offers strong Southern Californian coffeehouse heritage and will work well alongside GMCR’s successful Tully’s brand in the Pacific Northwest. Gloria Jean’s is a premium coffee brand, widely known for its expertise in flavored coffees and indulgent beverages, and is highly visible in malls where Keurig brewers are sold. This is expected to broaden our flavored coffee and dairy-based beverage offerings. The Coffee People brand includes both straight-forward offerings like the successful Donut Shop as well as more creative and innovative product offerings like Jet Fuel, Wake-Up Call and Cowboy Coffee. These Coffee People varieties expand the appeal of the Keurig system to a broader range of coffee drinkers,” Blanford added.

“This combination will be a natural extension of the successful Keurig licensed roaster partnership between our two companies. We believe that an offering of meaningful brands is a key part to driving the growth of the Keurig system and we are continually evaluating ways to expand the brands we provide to consumers. To that end, we have recently added the Mr. Coffee and Cuisinart brands through brewer licenses; these join the Breville brand also under license. Additionally, we maintain numerous and differing license arrangements, which allow consumers to enjoy other specialty coffee brands including Van Houtte, Newman's Own Organics, Caribou, and Emeril's as well as specialty tea brands Celestial Seasonings and Twinings all in K-Cup portion packs,” Blanford continued.

“Diedrich also owns and operates manufacturing and distribution facilities in Southern California which, upon completion of this transaction, will enable us to more effectively reach consumers in this region. These facilities will also complement the investments we have made across our network and enable us to achieve our objective of having high-quality manufacturing and distribution assets strategically located across North America. The combined company will have manufacturing and distribution assets in Waterbury and Essex, Vermont, Knoxville, Tennessee, Seattle, Washington, Castroville, California and Toronto, Canada,” Blanford concluded.

GMCR has a track record of financial success coupled with environmental and social responsibility. GMCR has delivered double-digit net sales growth for the last 28 consecutive quarters, and has seen accelerated net sales growth of greater than 39% for the most recent 13 consecutive quarters. GMCR has been able to achieve this while still demonstrating its commitment to making a positive difference in the world. GMCR offsets 100% of its direct greenhouse gas emissions, invests in Fair Trade Certified™ coffee and donates at least 5% of its pre-tax profits to social and environmental projects. GMCR has received numerous third party recognitions over the years for both financial performance and how it conducts business. Most recently, these honors have included being #11 on Fortune’s annual list of the 100 Fastest Growing Companies, Forbes 100 Most Trustworthy Companies and recognition for GMCR’s corporate responsibility platform by CRO Magazine.

BofA Merrill Lynch is serving as financial advisor to GMCR on this transaction and Ropes & Gray LLP is serving as its legal advisor.

About Green Mountain Coffee Roasters, Inc. (NASDAQ: GMCR)

As a leader in the specialty coffee industry, Green Mountain Coffee Roasters, Inc. is recognized for its award-winning coffees, innovative brewing technology, and socially responsible business practices. GMCR’s operations are managed through two business units. The Specialty Coffee business unit produces coffee, tea and hot cocoa from its family of brands, including Tully’s Coffee®, Green Mountain Coffee®, Newman’s Own® Organics coffee and Timothy’s World Coffee®. The Keurig business unit is a pioneer and leading manufacturer of gourmet single-cup brewing systems. K-Cup® portion packs for Keurig® Single-Cup Brewers are produced by a variety of licensed roasters, including Green Mountain Coffee, Tully’s Coffee and Timothy’s. GMCR supports local and global communities by offsetting 100% of its direct greenhouse gas emissions, investing in Fair Trade Certified™ coffee, and donating at least five percent of its pre-tax profits to social and environmental projects. Visit www.gmcr.com for more information.

Forward-looking statements

Certain statements contained herein, including GMCR’s intention to complete the proposed acquisition, are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,”, “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” “and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual events or results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact on sales and profitability of consumer sentiment in this difficult economic environment, GMCR’s success in efficiently expanding operations and capacity to meet growth, GMCR’s success in efficiently and effectively integrating Tully’s and Timothy’s wholesale operations and capacity into its Specialty Coffee business unit, GMCR’s success in introducing new product offerings, the ability of lenders to honor their commitments under GMCR’s credit facility, competition and other business conditions in the coffee industry and food industry in general, fluctuations in availability and cost of high-quality green coffee, any other increases in costs including fuel, Keurig’s ability to continue to grow and build profits with its roaster partners in the At Home and Away from Home businesses, the impact of the loss of major customers for GMCR or reduction in the volume of purchases by major customers, delays in the timing of adding new locations with existing customers, GMCR’s level of success in continuing to attract new customers, sales mix variances, weather and special or unusual events, as well as other risks described more fully in GMCR’s filings with the U.S. Securities and Exchange Commission (the "SEC"). Forward-looking statements reflect management’s expectations as of the date of this press release, and are subject to certain risks and uncertainties. GMCR does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

Additional Information

The tender offer to purchase shares of Diedrich common stock referenced in this press release has not yet commenced, and this press release is neither an offer to purchase, nor a solicitation of an offer to sell, any securities. The tender offer to purchase shares of Diedrich common stock will be made only pursuant to a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer (the "Tender Offer Statement"), which GMCR will file with the SEC and mail to Diedrich stockholders. Security holders of Diedrich are advised to read the Tender Offer Statement when it becomes available, because it will contain important information about the tender offer. Investors and security holders of Diedrich also are advised that they may obtain free copies of the Tender Offer Statement and other documents filed by GMCR with the SEC (when these documents become available) on the SEC's website at http://www.sec.gov. In addition, free copies of the Tender Offer Statement and related materials may be obtained (when these documents become available) from GMCR by written request to: Green Mountain Coffee Roasters, Inc., Attention: General Counsel, 33 Coffee Lane, Waterbury, Vermont 05676.

GMCR Contacts:

Investor Relations:

Frances G. Rathke, CFO

802-882-2300

Media:

Joele Frank / Dan Katcher

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

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